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                                                                     EXHIBIT 21

DANKA BUSINESS SYSTEMS PLC
LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

                                                              STATE/COUNTRY OF
                     SUBSIDIARY NAME                           INCORPORATION

  NCNR Oil and Gas Ltd.                                         United Kingdom
      Danka Holdings Sarl                                           Luxembourg
          Dankalux Sarl                                             Luxembourg
              Danka Business Finance Ltd.                               Canada
                  Danka Canada Inc.                                     Canada
              Danka Holding Company                                     Nevada
                  Danka Office Imaging Company                        Delaware
                  KIS Imaging Services, Inc.                          Delaware
              Danka Holdings Belgium NV/SA                             Belgium
                  Danka Belgium NV/SA                                  Belgium
              Danka Danmark Holding A/S                                Denmark
                  Danka Danmark A/S                                    Denmark
                  Danka Office Imaging A/S                             Denmark
              Danka Holding France Sarl                                 France
                  Danka France SA                                       France
              Danka Deutschland Holding GmbH                           Germany
                  Danka Deutschland GmbH                               Germany
                  Danka Office Imaging GmbH                            Germany
              Danka SpA                                                  Italy
                  Danka Italia SpA                                       Italy
              Danka Europe B.V.                                The Netherlands
                  Danka Netherland B.V.                        The Netherlands
              Danka Holdings Norway AS                                  Norway
                  Danka Office Imaging AS                               Norway
              Danka Holdings Iberia SA                                   Spain
                  Danka Office Imaging S.A.                              Spain
              Danka Holdings Sweden AB                                  Sweden
                  Danka Office Imaging AB                               Sweden
              Danka Holdings SA                                    Switzerland
                  Danka Office Imaging S/A                         Switzerland
              Danka Australia Pty Ltd.                               Australia
                  Danka Australia Pty Ltd                            Australia
              Danka Holdings New Zealand, Ltd.                     New Zealand
                  Danka New Zealand Limited                        New Zealand
              Danka Philippines, Inc.                              Philippines
              Danka Participacoes Ltda.                                 Brazil
                  Danka do Brasil Limitada                              Brazil
              Danka Holdings Mexico S. de R.L. de CV                    Mexico
                  Danka Mexicana S. de. R.L. de C.V.                    Mexico
  Danka Holdings BV                                            The Netherlands
          Danka Group BV                                       The Netherlands
  Danka Europe Ltd.                                             United Kingdom
      Danka U.K. Holdings Ltd.                                  Untied Kingdom
              Danka U.K. PLC                                    United Kingdom
              Danka Office Imaging Limited                      United Kingdom